Exhibit 10.12

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is effective as of June 1, 2007 between Sweetwater Capital Corporation, 789 West Pender Street, Suite 1000, Vancouver British Columbia Canada V6C 1H2 (“Sweetwater” or “Consultant”), and Pacific Copper Corp., a Delaware corporation located at Suite 10A, 1226 White Oaks Blvd., Oakville Ontario, Canada L6H 2B9 (“PACIFIC COPPER,” “Client” or the “Company”), in connection with the rendering by Sweetwater to PACIFIC COPPER of consulting services, as described herein below, for and in consideration of the compensation described.

WHEREAS, PACIFIC COPPER is about to be publicly traded company on the OTCBB, and desires to retain Sweetwater to perform certain consulting services as described herein and Sweetwater is willing to render and provide such service to the Company.

THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Engagement of Consultant. The Company hereby engages and retains Consultant to render to the Company the consulting services (the “Consulting Services”) described in paragraph 2 hereof for the period commencing on the date this Agreement is executed by both parties and ending twenty four months thereafter (the "Consulting Period").

2. Description of Consulting Services. The Consulting Services rendered by Consultant hereunder shall consist of consultations with management of the Company as such management may from time to time require during the consulting period. Such consultation with management shall be with respect to financial public relations, business promotion, business growth and development, including mergers and acquisitions, and general business consultation. The Consulting Services may include the Company's relationship with the financial community and its securities holders, the preparation and distribution of periodic reports and news releases to keep existing shareholders informed about the Company’s activities, maintaining regular communications with stockholders and brokers, and such other matters as may be agreed upon between the Company and Consultant.

3. Extent of Consulting Services. Client agrees that, during reasonable periods of time prior to and during which Client is deemed to be in the process of raising capital and/or offering securities, as defined under the Act, Sweetwater will suspend its consulting services to the extent such consulting services may affect the market price of Client’s securities.

4. Compensation for Consulting Services. The Company shall pay to Consultant and/or assigns as instructed by Consultant for the Consulting Services rendered hereunder, the sum of $4,000 per month not in advance plus 1,000,000 shares of restricted common stock of the Company (“Consultant Shares”) which shall be earned in the following manner: 1,000,000 shares will be earned by the Consultant and/or assigns in equal installments of 250,000 shares on December 1, 2007, March 1, 2008, June 1, 2008 and September 1, 2008. Said 1,000,000 shares of restricted common stock of the Company will be tendered to Consultant and/or assigns in one certificate on June 1, 2007; provided, however, that Consultant must return any unearned shares upon termination of this Agreement.

5. Non Exclusivity of Consultants Undertakings. The Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company. Company understands and accepts that Consultant is currently providing consulting services to other public companies and will continue to do so during the term of this Agreement. Company also understands and accepts that Consultant will seek new clients to provide its consulting services to during the term of this Agreement.

6. Termination of Relationship. This Agreement shall, unless sooner terminated as provided herein below, continue for the duration of the Consulting Period as defined in paragraph 1 herein above. Such term shall be renewed upon mutual agreement of the parties. Either Consultant or the Company may terminate this Agreement with or without cause upon sixty (60) days written notice to the other provided the Company may not give notice of termination prior to January 1, 2008.

In the event of Termination, the Consultant shall be entitled to accrued fees and shares vested prior to the termination of this Agreement. Further, in the event of Termination, Consultant shall be entitled to the cash compensation for the months that the 60th day of the notice of Termination falls. The Consultant Shares that have vested through such 60th day are deemed earned by Consultant.

8. Miscellaneous.

A. Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses first set forth above.

B. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior discussions between the parties. There are no terms, obligations, covenants, express or implied warranties, representations, statements or conditions other than those set forth in this Agreement. No variations or modification of this Agreement or waiver of any of its terms or provisions shall be valid unless in writing and signed by both parties.
C. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.
D. Governing Law. Each of the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

E. Delay, No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

F. Severability. Should any part of the Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable. Should any material term of this Agreement be in conflict any laws or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this Agreement which will preserve, to the greatest extent possible, the original expectation of the parties.

G. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Buffalo New York in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction thereon.

H. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

In Witness Whereof, the undersigned parties hereto have executed this Agreement on the dates set forth opposite their respective signatures.

Dated: May 8, 2007	PACIFIC COPPER CORP

	By:	/s/ Stafford Kelley
Stafford Kelley
Corporate Secretary

Dated: May 24, 2007	SWEETWATER CAPITAL CORPORATION

	By:	/s/ Robert M. Baker
Robert M. Baker
Corporate Secretary